Exhibit 99.1

POWER-ONE, INC.

PROXY

SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having duly received the Notice of Annual Meeting of Stockholders and the accompanying proxy statement/prospectus, hereby appoints the President and Chief Executive Officer, Richard J. Thompson, the Chief Financial Officer, Linda C. Heller, and the Secretary and General Counsel, Tina D. McKnight, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on March 12, 2010, at the Annual Meeting of Stockholders to be held on [        ], 2010 at the principal executive offices of Power-One, Inc., 740 Calle Plano, Camarillo, California 93012 at 8:00 a.m., pacific daylight time, and at any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying proxy statement/prospectus is hereby acknowledged.

(To Be Signed on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF

POWER-ONE, INC.

[        ], 2010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REORGANIZATION (PROPOSAL ONE), “FOR” APPROVING THE AMENDMENT AND RESTATEMENT OF THE 2004 STOCK INCENTIVE PLAN (PROPOSAL TWO), “FOR” THE ELECTION OF DIRECTORS (PROPOSAL THREE), AND “FOR” APPROVING THE APPOINTMENT OF DELOITTE & TOUCHE LLP (PROPOSAL FOUR). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.          Plan of Reorganization. To approve a proposal to adopt an agreement and plan of reorganization pursuant to which, by engaging in a two step merger, the Company will be merged with and into New Power-One, Inc., and each outstanding share of the common stock, par value $0.001 per share, of the Company will be automatically converted into one share of New Power-One common stock, and each outstanding share of the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company will be automatically converted into one share of New Power-One Series A Convertible Preferred Stock, as described in the accompanying proxy statement/prospectus.

☐  FOR            ☐ AGAINST            ☐ ABSTAIN

2.   Amendment and Restatement of the Power-One, Inc. 2004 Stock Incentive Plan.

☐  FOR            ☐ AGAINST            ☐ ABSTAIN

3.   Election of Directors.

NOMINEES:	FOR:	WITHOLD:

Kendall R. Bishop	☐	☐
Jon Gacek	☐	☐
Kambiz Hooshmand	☐	☐
Mark Melliar-Smith	☐	☐
Richard J. Thompson	☐	☐
Jay Walters	☐	☐

4.          Proposal to Ratify the Appointment of Deloitte & Touche LLP as the independent auditors for the Company for the 2010 fiscal year.

☐  FOR            ☐ AGAINST            ☐ ABSTAIN

5.          The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors, on such other business as may properly come before the meeting, including a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [        ], 2010

The proxy statement and annual report to stockholders are available at www.power-one.com under “Investors/SEC Filings.” This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD LISTED IN PROPOSAL 3 AND FOR PROPOSALS 1, 2 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature of Stockholder:	Date:
Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.